                                                                 EXHIBIT 10.19



                    DEN: Digital Entertainment Network, Inc.
                                  2230 Broadway
                             Santa Monica, CA 90404

                              As of April 19, 1999


Mr. H. James Ritts III
643 Palisades Beach Rd.
Santa Monica, CA  90402

Mr. Bruce Gamache
10445 Wilshire Blvd., Apt. 806
Los Angeles, CA  90024

         Re:      Payment of Salary in the Form of DEN Equity

Gentlemen:

         This letter confirms and memorializes the agreements of Digital Entertainment Network, Inc. ("DEN") with each of you with respect to the matters set forth below.

1.       Agreements to Forego Salary

         (a) Each of DEN and Mr. H. James Ritts ("Ritts") agrees that, subject to Section 2(a) below, for the pay period commencing as of April 19, 1999 and ending on July 16, 1999, an aggregate of $21,874.97 of Ritts' fixed compensation shall not be paid to him (the "2Q Ritts Salary").

         (b) Each of DEN and Mr. Bruce Gamache ("Gamache") agrees that, subject to Section 2(b) below, for the pay period commencing as of April 19, 1999 and ending on July 16, 1999, an aggregate of $68,749.98 of Gamache's fixed compensation shall not be paid to him (the "2Q Gamache Salary").

2.       Payment of 2Q Salaries in the Form of Discounted Stock Options.

         (a) Each of DEN and Ritts agree that, in lieu of paying Ritts the 2Q Ritts Salary, DEN shall instead issue to Ritts, as of April 19, 1999, non-qualified stock options to purchase 2,187 shares of DEN's common stock, par value $.01 per share (the "Common Stock"), at a per share exercise price of $2.50. The shares of Common Stock underlying such options shall vest pro-rata on a daily basis from the date of grant until July 16, 1999.

         (b) Each of DEN and Gamache agree that, in lieu of paying Gamache the 2Q Gamache Salary, DEN shall instead issue to Gamache, as of April 19, 1999, non-qualified stock options to purchase 6,875 shares of Common Stock, at a per share exercise price of $2.50. The shares of

Common Stock underlying such options shall vest pro-rata on a daily basis from the date of grant until July 16, 1999.

         (c) Each of DEN, Ritts and Gamache acknowledge and agree (i) that a condition precedent to the effectiveness of the option grants described in this
Section 2 is execution and delivery of a stock option agreement in substantially the form attached hereto as Exhibit A, by DEN and each of such executives, (ii) such option shall not be issued pursuant to DEN's Amended and Restated 1998 Incentive Compensation Plan and (iii) that the issuance of such options are subject to the requirement that, in connection with DEN's initial public offering of common stock, each of such executives shall enter into such lock-up agreement as may be required by DEN's underwriters; provided, that such lock-up agreements shall (A) only contain terms and conditions as may be required by such underwriters and (B) be substantially similar in length of duration and all other material respects as the lock-up agreements that the other senior executives of DEN enter into in connection with such initial public offering.

         Please indicate your agreement with the foregoing by signing in the space indicated next to your name.



                                       Very truly yours,

                                       DIGITAL ENTERTAINMENT NETWORK, INC.



                                       By:  /s/ ALAN L. FRIEL
                                            ___________________________________
                                            Name: Alan L. Friel
                                            Title: Chief Administrative Officer,
                                                   General Counsel and Secretary

AGREED AND ACCEPTED:

/s/ H. JAMES RITTS III
______________________________
H. James Ritts III

/s/ BRUCE GAMACHE
______________________________
Bruce Gamache

                                    EXHIBIT A

                       FORM OF DISCOUNTED OPTION AGREEMENT

                NON-QUALIFIED STOCK OPTION AGREEMENT -- NON-PLAN


         THIS STOCK OPTION AGREEMENT (the "Agreement") dated as of April 19, 1999 ("Grant Date"), is between Digital Entertainment Network, Inc., a Delaware corporation (the "Company"), and [ ], an employee, director, officer or consultant of the Company or any Affiliate (the "Participant").

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock as hereinafter provided, to promote the overall financial objectives of the Company and its stockholders by motivating Participant to achieve long-term growth in stockholder equity in the Company and by retaining the association of Participant, who is instrumental in achieving this growth; and

         WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.       Certain Definitions.

         For purposes of this Agreement, the following terms are defined as set forth below:

         "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, any member of any affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

         "Beneficiary" means the person, persons, trust or trusts which have been designated by Participant in his most recent written beneficiary designation filed with the Committee to receive the benefits under this Agreement upon Participant's death or to which Options are to be transferred, to the extent permitted hereunder. If, upon Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         "Board" means the Board of Directors of the Company.

         "Cause" shall mean, for purposes of whether and when Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between Participant and the Company or an

Affiliate for "cause" as defined in such agreement or arrangement, or in the event that there is no such agreement or arrangement or the agreement or arrangement does not define "cause"or a substantially equivalent term, then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or failure to act which constitute gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or failure to act of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct, or the omission of conduct, which constitutes a material breach of a duty the Participant owes to the Company or an Affiliate.

         "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, an employee benefit plan (or related trust) sponsored or maintained by the Company, or the stockholders of the Company on the Grant Date), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities; (b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

         "Change in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control (if then traded) or (b) if the Change in Control is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets or Common Stock of the Company (in each case a "Corporate Transaction"), the highest price per share of Common stock paid in such Corporate Transaction. To the extent that the consideration paid in any such Corporate Transaction consists of all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

         "Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.





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

         "Committee" means the Compensation Committee of the Board. Any references in this Agreement to the Committee shall refer to the Board, if no Committee is appointed.

         "Disability" means the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances. Notwithstanding the foregoing, a Disability shall not qualify under this Agreement if it is the result of (i) a wilfully self-inflicted injury or wilfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

         "Fair Market Value" means, as applied to a specified date, the fair market value per share of Common Stock on such date as determined in good faith by the Committee in the following manner: (i) if shares of Common Stock are then listed on any national or regional stock exchange, including, without limitation on the NASDAQ Stock Market, Fair Market Value shall be the mean between the high and low sales price on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported, (ii) if shares of Common Stock are not so listed, then Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Common Stock at the close of the date in question, or (iii) in the absence of either of the foregoing, Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to book value, the earning history and the prospects of the Company in light of market conditions generally. The Committee may rely upon an appraisal by a reputable third party to determine Fair Market Value. The Fair Market Value determined hereunder shall be final, binding and conclusive on all parties.

         "Representative" means (a) the person or entity acting as the executor or administrator of Participant's estate pursuant to the last will and testament of Participant or pursuant to the laws of the jurisdiction in which Participant had his primary residence at the date of his death; (b) the person or entity acting as the guardian or temporary guardian of Participant; (c) the person or entity which is the Beneficiary of Participant upon or following Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided, that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

         "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

         "Termination of Employment" means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in Participant's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliate.

2.       Grant of Option, Option Price and Term.

                  (a) The Company hereby grants to the Participant, as a matter of separate agreement and in lieu of salary, the right and option (the "Option") to purchase [ ] shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company ("Option Shares") on the terms and conditions herein set forth. Participant shall have all the rights and obligations as provided for in this Agreement.

                  (b) For each of the Option Shares purchased, the Participant shall pay to the Company $2.50 per share (the "Option Price"). Accordingly, the aggregate Option Price to exercise all of the Option is $[ ].

                  (c) The term of this Option shall be a period of ten (10) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period.

                  (d) Subject to Sections 2(e) and 2(f) below, unvested options shall be forfeited at Termination of Employment for any reason. Option Shares shall vest pro-rata on a daily basis from the Grant Date through July 16, 1999.

                  (e) Notwithstanding the foregoing Section 2(d), (i) all Option Shares shall be 100% vested upon a Change in Control, and (ii) all Option Shares that would have otherwise been vested at the end of the employment term shall immediately become vested and exercisable in the event that Participant's employment is terminated under his or her respective employment agreement with the Company or an Affiliate, as applicable, pursuant to a termination without cause provision or as a result of a material uncured breach thereof by the Company or an Affiliate, as applicable.

                  (f) Any portion of the Option which is not vested, pursuant to
         Section 2(d) or 2(e), as of a Participant's Termination of Employment shall be canceled simultaneously with the date of such Termination of Employment.

                  (g) The Option granted hereunder is designated as a non-qualified stock option.

                  (h) The Company shall not be required to issue any fractional Option Shares.

3.       Termination of Option.

                  (a) If Participant incurs a Termination of Employment due to death, any unexpired and unexercised portion of the Option, to the extent then exercisable, shall thereafter be fully exercisable for a period of one hundred eighty (180) days following the date of the appointment of a Representative or until the expiration of the Option Period, whichever period is shorter.

                  (b) If Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised portion of the Option, to the extent then exercisable, shall thereafter be fully exercisable for the period of one hundred eighty (180) days immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

                  (c) If Participant's Termination of Employment is voluntary on the part of the Participant (including due to Retirement) or is involuntary on the part of Participant (but is not due to death or Disability or with Cause), any unexercised portion of the Option shall immediately terminate, except that the Option, to the extent then exercisable, may be exercised for a period of one hundred eighty (180) days immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter.

4. Exercise. The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant's death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

                  (a) in cash or by check;

                  (b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

                  (c) with the prior approval of the Committee, by a loan extended by the Company;

                  (d) with the prior approval of the Committee, by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the

         Option having a total Fair Market Value on the date of delivery equal to the Option Price;

                  (e) with the prior approval of the Committee, by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise; or

                  (f) with the prior approval of the Committee, in any combination of (a), (b), (c), (d) or (e).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

         The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted.

7. Adjustments/Change in Control. In the event of a Change in Control, the Participant shall have such rights, and the Committee shall take such actions, as are specified in this Agreement. Participant shall have the right, by giving notice during the 60-day period from and after a Change in Control of the Company, to elect to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" per share of Common Stock on the date of such election shall exceed the amount which Participant must pay to exercise the Option per share of Common Stock under the Option (the "Spread) multiplied by the number of shares of Common Stock granted under the Option as to which the right granted hereby shall have been exercised.

8. Nontransferability. A Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of an Option to his parents, spouse or descendants, to any trust for the benefit of the foregoing or to a partnership the interests of which are for the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. An Option and any interest in the Option may not otherwise be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company, and any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer other than as permitted herein shall be null and void; provided, however, after consummation of the Company's initial public offering of Common Stock that results in the Common Stock being listed on a national securities exchange, including without limitation the Nasdaq Stock Market, shares of Common Stock for which the Option was exercised may be transferred without the consent of Company, subject to applicable securities laws, rules and regulations.

9. Interpretation. The interpretation and construction by the Committee of this Agreement and the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering this Agreement, shall be final and binding upon the Participant.

10. Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company's official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

11. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

12. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option.

13. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such representations as the Company reasonably may determine to be necessary.

15. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California (other than its laws respecting choice of law).

16. Entire Agreement. This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

17. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

18. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

20. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and to the Participant at her address as shown on the Company's records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

23. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the Representative's heirs, legal representatives and successors.

24. Tax Consequences. The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option.

25. Anti-Dilution. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend (but only on the Common Stock), stock split, reverse stock split or other similar transaction, or if any increase or decrease occurs in the number of outstanding shares of Common Stock without the receipt by the Company of consideration therefor, then an appropriate and proportional adjustment shall be made, as appropriate, to: (i) the number and kind of shares of Common Stock covered by the Option, and/or (ii) the exercise price per share of Common Stock covered by the Option granted hereunder; provided, however, that the Committee may limit such adjustment so as to maintain the deductibility under Section 162(m) of the Code and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. The granting of stock options, stock purchase rights, phantom stock or similar awards or bonuses to employees, officers, directors or consultants of the Company or any Affiliate, or of any company performing services to the Company or any Affiliate, shall not be deemed to have been effected "without the receipt of consideration" for the purposes of this Section 25.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set her hand, all as of the day and year first above written.



                                        DIGITAL ENTERTAINMENT NETWORK, INC.



                                        By:
                                           _____________________________________
                                           Name:
                                           Title:


                                        PARTICIPANT:



                                        ________________________________________
                                        [                         ]